Exhibit 3.1

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED BYLAWS

OF

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

The Amended and Restated Bylaws (the “Bylaws”) of Central European Distribution Corporation, a Delaware corporation, are amended, effective September 28, 2011, as follows:

Section 2.3 of the Bylaws is amended to read in its entirety as follows:

“Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President of the Corporation, and shall be called by the President or the Secretary of the Corporation at the request in writing of stockholders possessing at least 10 percent of the voting power of the issued and outstanding voting stock of the Corporation entitled to vote generally for the election of directors.”

Section 2.6 of the Bylaws is amended to read in its entirety as follows:

“Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the Corporation’s notice of meeting (except to the extent that such notice is waived or is not required as provided in the Delaware General Corporation Law or these Bylaws). Nominations of persons for election to the Board of Directors at any special meeting shall be made only in accordance with the procedures and requirements set forth in Section 3.8. Proposals made by a stockholder or stockholders of other business to be conducted at a special meeting shall be made only in accordance with the procedures set forth in Section 2.12.”

Section 2.12 of the Bylaws is amended to read in its entirety as follows:

“At any meeting of stockholders, only such business shall be transacted as shall have been properly brought before the meeting. To be properly brought before a meeting of stockholders, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder who is entitled to vote and who has complied with the procedures established by this Section 2.12. For business to be properly brought before a meeting by a stockholder (other than the nomination of a person for election as a director, which is governed by Section 3.8 of these Bylaws), the stockholder intending to propose such business (the “Proponent”) must have given timely and proper notice thereof in writing to the Secretary of the Corporation, in accordance with, and containing all information provided for, in this Section 2.12, such business must be a proper matter for stockholder action under the General

Corporation Law of Delaware and, in the case of a special meeting, the Proponent must have given a valid and unrevoked request to the Corporation pursuant to Section 2.4 in respect of such meeting.

To be timely, a Proponent’s notice must be delivered to or mailed to the Secretary of the Corporation and received at the principal executive offices of the Corporation (as reflected in the Corporation’s most recent filing with the U.S. Securities and Exchange Commission containing such information), (i) in the case of an annual meeting, not later than the close of business 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, in the event the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received by the Corporation at such offices not later than the close of business on the later of the 90th day prior to the date of the meeting or the 10th day following the date of Public Disclosure (defined below) of the date of the annual meeting or (ii) in the case of a special meeting, a Proponent’s notice shall accompany or precede the request made pursuant to Section 2.4. In no event shall any adjournment or postponement of a meeting of stockholders or announcement thereof commence a new time period or extend any time period for the giving of a Proponent’s notice as required by this Section 2.12.

A Proponent’s notice to the Secretary shall set forth: (a) as to each matter the Proponent proposes to bring before the annual meeting, a description of the business desired to be brought before the meeting, the reasons for transacting such business at the meeting and the text of any resolutions to be proposed, and whether the Proponent has communicated with any other stockholder or beneficial owner of shares of stock of the Corporation regarding such business and (b) as to the Proponent and any Stockholder Associated Person (defined below) on whose behalf the proposal is being made, (i) the name and address of the Proponent, and any holder of record of the Proponent’s shares of stock, as they appear on the Corporation’s books, and of any Stockholder Associated Person and a detailed description of the relationship between the Proponent and each Stockholder Associated Person and every agreement, arrangement and understanding between the Proponent and the Stockholder Associated Persons in connection with the proposal and such business by the Proponent, (ii) the class and number of shares of stock of the Corporation that are owned (beneficially and of record) by or on behalf of the Proponent and by or on behalf of any Stockholder Associated Person, as of the date of the Proponent’s notice, the date such shares were acquired and the investment intent with respect thereto, (iii) a representation and agreement that the Proponent will notify the Corporation in writing of the class and number of shares of stock of the Corporation that are owned (beneficially and of record) by or on behalf of the Proponent and by or on behalf of any Stockholder Associated Person, as of the record date for the meeting, not later than the close of business on the third business day following the later of the record date or the date of Public Disclosure of the record date, (iv) a description of all purchases and sales of, or other transactions involving in any way, shares of stock of the Corporation by or on behalf of the Proponent and by or on behalf of any Stockholder Associated Person during the twenty-four month period prior to the date of the Proponent’s notice, including the date of the transactions, the class and number of shares and the consideration (without regard to whether such shares involved were or were not owned by the Proponent or any such person), (v) a description of any agreement, arrangement or understanding, including all Derivative Instruments (defined below), that has been entered into or is in effect as of the date of the Proponent’s notice, by or on behalf of the Proponent or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of stock price changes for, or increase or decrease the voting power of, the Proponent or any Stockholder Associated Person with respect to the Corporation’s securities, (vi) a representation and agreement that the Proponent will notify the Corporation in writing of any such agreement, arrangement or understanding, including all Derivative Instruments, that has been entered into or is in effect as of the record date for the meeting, not later than the close of business on the third business day following the later of the record date or the date of Public Disclosure of the record date, (vii) a description of any material interest of the Proponent or any Stockholder Associated Person in such business, (viii) a description of any other agreement, arrangement or understanding that has been entered into or is in effect as of the date of the Proponent’s notice, between or among the Proponent, any Stockholder Associated Person or any other person, and that relates to such business, (ix) to the extent actually known by the Proponent, the name and address of any other person who owns, of record or beneficially, any securities of the Corporation and who supports the proposal of such business that the Proponent proposes to bring before the meeting on the date of the Proponent’s notice, (x) a detailed description of each proxy, contract, arrangement, understanding, or relationship pursuant to which the Proponent and/or the Stockholder Associated Persons has a right to vote, or cause or direct the vote of, any securities of the Corporation, (xi) a representation and agreement that the Proponent will notify the Corporation in writing of any such agreement, arrangement or understanding that has been entered into or is in effect as of the record date for the meeting, not later than the close of business on the third business day following the later of the record date or the date of Public Disclosure of the record date, (xii) a representation that the Proponent is the holder of record or beneficial owner of shares of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business and (xiii) a representation as to whether the Proponent intends to deliver a proxy statement and/or form of proxy to stockholders and/or otherwise to solicit proxies from stockholders in support of such proposal.

No business proposed by a stockholder shall be transacted at a meeting of stockholders except in accordance with the procedures set forth in this Section 2.12. If the Proponent intending to propose business at a meeting pursuant to this Section 2.12 does not give timely and proper notice thereof in writing to the Secretary of the Corporation, in accordance with, and containing all information provided for in, this Section 2.12, or if the Proponent (or a qualified representative of the Proponent) does not appear at the meeting to present the proposed business, then, in any such case, such business shall not be transacted, notwithstanding the fact that proxies in respect of such business may have been solicited or obtained. The chairman of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the provisions of this Section 2.12, and, if the chairman should so determine, he or she shall declare to the meeting that such business was not properly brought before the meeting and shall not be transacted.

The requirements of this Section 2.12 shall apply to any business to be brought before a meeting of stockholders by a stockholder (other than the nomination by a stockholder of a person for election as a director, which is governed by Section 3.8 of these Bylaws) without regard to whether such business also is intended to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or whether such business is presented to stockholders by means of a proxy solicitation by any person other than by or on behalf of the Board of Directors.

For purposes of the Bylaws:

“Derivative Instrument” means any option, warrant, convertible or exchangeable security, stock appreciation right, swap or right similar to any of the foregoing, hedging transactions or borrowed or loaned shares, with an exercise, conversion or exchange privilege or a settlement payment or mechanism related to any security of the Corporation or similar instrument with a value derived in whole or in part from the value of a security of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of stock of the Corporation or otherwise directly or indirectly owned and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Corporation.

“Public Disclosure” means disclosure made in a press release reported by Dow Jones News Service, Associated Press, Reuters or a comparable national news service or in a document publicly filed by the Corporation pursuant to Section 13, 14 or 15(d) of the Exchange Act.

“Stockholder Associated Person” means, with respect to the applicable stockholder, (i) any beneficial owner of shares of the Corporation owned of record or beneficially by such stockholder, (ii) any associate of such stockholder or beneficial owner, (iii) any affiliate of such stockholder or beneficial owner and (iv) any other person acting in concert, directly or indirectly pursuant to any agreement, arrangement, relationship, understanding, or otherwise, whether written or oral, with such stockholder or beneficial owner (or any of their respective affiliates or associates).”

Section 3.8 of the Bylaws is amended to read in its entirety as follows:

“Nominations of persons for election to the Board of Directors of the Corporation may be made only (i) by the Board of Directors at any meeting of stockholders and (ii) at an annual meeting of stockholders, by any stockholder of the Corporation who is entitled to vote for the election of directors and who has complied with the procedures established by this Section 3.8. For a nomination to be properly brought before an annual meeting by a stockholder, the Proponent (as defined in Section 2.12) must have given timely and proper notice thereof in writing to the Secretary of the Corporation, in accordance with, and containing all information and the completed questionnaire provided for in, this Section 3.8.

To be timely, a Proponent’s notice must be delivered to or mailed to the Secretary of the Corporation and received at the principal executive offices of the Corporation (as reflected in the Corporation’s most recent filing with the U.S. Securities and Exchange Commission containing such information) not later than the close of business 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, in the event the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date then to be timely such notice must be received by the Corporation at such offices not later than the close of business on the later of the 90th day prior to the date of the meeting or the 10th day following the date of Public Disclosure (as defined in Section 2.12) of the date of the annual meeting. In no event shall any adjournment or postponement of an annual meeting of stockholders or announcement thereof commence a new time period or extend any time period for the giving of a Proponent’s notice as required by this Section 3.8.

A Proponent’s notice to the Secretary shall set forth: (a) as to each person the Proponent proposes to nominate for election as a director at the annual meeting, (i) the name, age, business address, residence address and telephone number of such nominee and the name, business address and residence address of any Nominee Associated Persons (defined below), (ii) the principal occupation or employment of such nominee, (iii) the class and number of shares of stock of the Corporation that are owned (beneficially and of record) by or on behalf of such nominee and by or on behalf of any Nominee Associated Person, as of the date of the Proponent’s notice, (iv) a description of such nominee’s qualifications to be a director and (v) a statement as to whether such nominee would be an independent director, and the basis therefor, under the listing standards of the Nasdaq National Market and the Corporate Governance Requirements of its Listing Rules and (b) as to the Proponent and any Stockholder Associated Person (as defined in Section 2.12) on whose behalf the nomination is being made, (i) the name and address of the Proponent, and any holder of record of the Proponent’s shares of stock, as they appear on the Corporation’s books, and of any Stockholder Associated Person and a detailed description of the relationship between the Proponent and each Stockholder Associated Person and every agreement, arrangement and understanding between the Proponent and the Stockholder Associated Persons in connection with the proposal and such nomination by the Proponent, (ii) the class and number of shares of stock of the Corporation that are owned (beneficially and of record) by or on behalf of the Proponent and by or on behalf of any Stockholder Associated Person, as of the date of the Proponent’s notice, the date such shares were acquired and the investment intent with respect thereto, (iii) a representation and agreement that the Proponent will notify the Corporation in writing of the class and number of shares of stock of the Corporation that are owned (beneficially and of record) by or on behalf of the Proponent and by or on behalf of any Stockholder Associated Person, as of the record date for the meeting, not later than the close of business on the third business day following the later of the record date or the date of Public Disclosure of the record date, (iv) a description of all purchases and sales of, or other transactions involving in any way, shares of stock of the Corporation by or on behalf of the Proponent and by or on behalf of any Stockholder Associated Person during the twenty-four month period prior to the date of the Proponent’s notice, including the date of the transactions, the class and number of shares and the consideration (without regard to whether such shares were or were not owned by the Proponent or any such person), (v) a description of any agreement, arrangement or understanding, including all Derivative Instruments (as defined in Section 2.12), that has been entered into or is in effect as of the date of the Proponent’s notice, by or on behalf of the Proponent, any Stockholder Associated Person, any nominee or any Nominee Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of stock price changes for, or increase or decrease the voting power of, the Proponent, any Stockholder Associated Person, any nominee or any Nominee Associated Person with respect to the Corporation’s securities, (vi) a representation and agreement that the Proponent will notify the Corporation in writing of any such agreement, arrangement or understanding, including all Derivative Instruments, that has been entered into or is in effect as of the record date for the meeting, not later than the close of business on the third business day following the later of the record date or the date of Public Disclosure of the record date, (vii) a description of any other agreement, arrangement or understanding that has been entered into or is in effect as of the date of the Proponent’s notice, between or among the Proponent, any Stockholder Associated Person, any nominee, any Nominee Associated Person or any other person, and that relates to such nomination or such nominee’s service as a director of the Corporation, (viii) a representation and agreement that the Proponent will notify the Corporation in writing of any such agreement, arrangement or understanding that has been entered into or is in effect as of the record date for the meeting, not later than the close of business on the third business day following the later of the record date or the date of Public Disclosure of the record date, (ix) to the extent actually known by the Proponent, the name and address of any other person who owns, of record or beneficially, any securities of the Corporation and who supports the nomination or nominations that the Proponent proposes to bring before the meeting on the date of the Proponent’s notice, (x) a detailed description of each proxy, contract, arrangement, understanding, or relationship pursuant to which the Proponent and/or the Stockholder Associated Persons has a right to vote, or cause or direct the vote of, any securities of the Corporation, (xi) a representation that the Proponent is the holder of record or beneficial owner of shares of stock of the

Corporation entitled to vote for the election of directors at the annual meeting and intends to appear in person or by proxy at the meeting to nominate any such nominee and (xii) a representation as to whether the Proponent intends to deliver a proxy statement and/or form of proxy to stockholders and/or otherwise to solicit proxies from stockholders in support of such nomination.

The Proponent’s notice shall also include a completed questionnaire (in the form provided by the Secretary of the Corporation upon request by the Proponent) signed by each such nominee with respect to information of the type required by the Corporation’s Questionnaires for Directors and Officers of the Corporation in connection with the Annual Meeting of Stockholders and Various Reports to the Securities and Exchange Commission. The questionnaire shall also include a representation and agreement that such nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been, or will not be within three business days thereafter, disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with the nominee’s ability to comply, if elected as a director of the Corporation, with such nominee’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been, or will not be within three business days thereafter, disclosed to the Corporation and (iii) in such nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with applicable law and all applicable corporate governance, code of conduct and ethics, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

No person proposed to be nominated by a stockholder shall be eligible for election as a director of the Corporation unless such person is nominated in accordance with the procedures set forth in this Section 3.8. If the Proponent intending to nominate a person for election as a director of the Corporation at an annual meeting pursuant to this Section 3.8 does not give timely and proper notice thereof in writing to the Secretary of the Corporation, in accordance with, and containing all information and the completed questionnaire provided for in, this Section 3.8, or if the Proponent (or a qualified representative of the Proponent) does not appear at the meeting to nominate such person for election as a director of the Corporation, then, in any such case, such proposed nomination shall not be made, notwithstanding the fact that proxies in respect of such nomination may have been solicited or obtained. The chairman of the meeting shall, if the facts warrant, determine that the nomination was not properly made in accordance with the provisions of this Section 3.8, and, if the chairman should so determine, he or she shall declare to the meeting that such nomination was not properly made and shall be disregarded.

The requirements of this Section 3.8 shall apply to the nomination by a stockholder of a person for election as a director without regard to whether such nomination also is intended to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, or whether such nomination is presented to stockholders by means of a proxy solicitation by any person other than by or on behalf of the Board of Directors.

“Nominee Associated Person” of any nominee for election as a director means (i) any affiliate or associate (as such terms are defined for purposes of the Exchange Act) of the nominee and any other person acting in concert with any of the foregoing, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such nominee and (iii) any person controlling, controlled by or under common control with such Nominee Associated Person.”

Section 4.1 of the Bylaws is amended to read in its entirety as follows:

“The officers of the Corporation shall be a Chairman of the Board, a President, a Chief Executive Officer, a Chief Financial Officer and a Secretary, and such other officers as the Board of Directors from time to time may appoint, including one or more Vice Chairpersons, a Chief Operating Officer, a Treasurer, Executive Vice Presidents, a General Counsel, Senior Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers. Each such officer shall exercise such powers and perform such duties as shall be set forth below and such other powers and duties as from time to time may be specified by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the duties of such other officers. Any number of offices may be held by the same person, except that in no event shall the President and the Secretary be the same person. Each of the Chairman of the Board, the President and Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, and/or any Executive Vice President or Senior Vice President may execute bonds, mortgages and other documents under the seal of the Corporation, except where required or permitted by law to be otherwise executed and except where the authorization therefor shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.”

Section 4.4 of the Bylaws is amended to read in its entirety as follows:

“The President shall be the Chief Executive Officer of the Corporation and shall have responsibility and authority for management of the day-to-day operations of the Corporation, subject to the authority of the Board of Directors and, in general, shall perform all duties incident to the office of a president of a corporation including those duties customarily performed by persons holding such office and shall perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors.”